EXHIBIT 10.1

AGREEMENT FOR PURCHASE OF PROPERTY

by and between

Mining Power Group, Inc.

a Colorado corporation

and

-NORTHWAY MINING, LLC

 a New York limited liability company

AGREEMENT FOR PURCHASE OF PROPERTY

This AGREMENT FOR PURCHASE OF PROPERTY (the “Agreement”) is dated as of this 1st day of August, 2018 by and among Mining Power Group, Inc., a Colorado corporation (“MPG”), NORTHWAY MINING, LLC, a New York limited liability company (“NORTHWAY”) and the members of NORTHWAY other than MPG (the “MEMBERSHIP”) who hold 45% of the NORTHWAY ownership interest. (MPG, NORTHWAY and the MEMBERSHIP may be referred to herein as a “party” and collectively as the “parties”, and MPG and NORTHWAY may be individually referred to herein as a “Company” or collectively as the “Companies”.)

RECITALS

A.        WHEREAS, NORTHWAY wishes to occupy for its business purpose the building located at 2 Flint Mine Road, Coxsackie, NY 12051, SBL Nos. 71.00-1-20 and 71.00-1-3.112., (the “Property”), to be used as NORTHWAY’s address; and

B.       WHEREAS, NORTHWAY and MPG have entered into that certain Acquisition Agreement between them of even date wherein MPG became the majority owner of NORTHWAY holding 55% of its ownership interest and NORTHWAY became a majority-owned subsidiary of MPG, the MEMBERSHIP owning the remaining 45% of ownership interest; and

C.       WHEREAS, MPG has entered into that certain separate Contract of Sale, dated July 5, 2018, by and between MPG and Marsan Properties, Inc., a New York corporation, (the “Sales Contract”) wherein MPG upon the closing of the Sales Contract whereupon MPG pays a deposit on said purchase of $350,000 (U.S.), (the “Deposit”), on the total purchase price of $950,000 U.S. (the “Purchase Price”), not including closing expenses and taxes, and thereby becomes the owner of the Property occupied and used by NORTHWAY, its subsidiary; and

D.        WHEREAS, the MEMBERSHIP desires for NORTHWAY to own directly 45% of the Property for its sole use for which NORTHWAY shall pay all costs associated with the Property, including, but not limited to, utility and mortgage payments of outstanding principal and interest on the Property and real estate taxes (collectively, the “NORTHWAY PAYMENTS”).

1.	Terms and Conditions of the Agreement

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein to which the parties have agreed, the Companies do hereby agree to the following:

1.1.	Recitals. The MPG, the MEMBERSHIP and NORTHWARY acknowledge and warrant that the preceding Recitals are true and correct and are incorporated herein by reference.

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1.2.Fundamental	Terms and Conditions of Agreement.

(a)	MPG shall assign 100% of its interest in the Sales Contract to NORTHWAY in order for NORTHWAY to because the sole purchaser of the Property in place of MPG (the “Sales Contract Assignment”);

(b)	As a result of the Sales Contract Assignment, NORTHWAY shall directly purchase the Property for the Purchase Price and become its sole owner and use the Property only in accordance with federal, state and local law and regulation, and for the sole purpose of its business as approved by MPG. No other use of the property or rental or lease in whole or in part shall be allowed by the parties except as approved by MPG, and NORTHWAY and the MEMBERSHIP agree that the Property and its address shall not be used by any other entity for any purpose whatever without the written authorization of MPG.

(c)	MPG shall pay directly or through a subsidiary, the amount of the Deposit to NORTHWAY to be paid by NORTHWAY at the Closing for the purchase of the Property, which amount shall represent an equity investment in NORTHWAY to be recorded in MPG’s capital account per the terms and conditions of the Amended & Restated Operating Agreement of NORTHWAY.

(d)	NORTHWAY shall as part of the NORTHWAY PAYMENTS pay the remaining principal balance of $600,000 of the Purchase Price owned on the mortgage, not including interest. Failure by NORTHWAY in whole or in part, to make any and all of NORTHWAY PAYMENTS on a timely basis, may be considered by MPG in its sole judgement, as a breach of this Agreement which breach MPG shall allow to be cured by NORTHWAY within ten (10) days of a written notice of said breach. Any uncured breach of this subsection “(c)” which results in MPG assuming or making payments on the Property which per the terms herein would be the responsibility of NORTHWAY, shall entitle MPG, in its sole judgment, to assume up to 100% ownership of the Property and require the deed for said Property to be transferred to it (the “Deed Transfer”), thereby reducing NORTHWAY’s ownership percentage to zero (0%) or in MPG’s sole discretion, reduce NORTHWAY ownership percentage below 45% of the Property. The MEMBERSHIP and NORTHWAY hereby agree to such assumption and Deed Transfer, and thereby grants MPG any and all rights in law and equity to effectuate either or both of them at its discretion. Moreover, as a contingency against said breach, within ten (10) days following the real estate closing, NORTHWAY and the MEMBERSHIP agree that NORTHWAY shall file a UCC-1 financing statement in jurisdictions specified by MPG against the Property and the contents therein that are the property of NORTHWAY in an amount that is not less than the remaining principal balance of $600,000 of the Purchase Price (the “Financing Statement”). The Financing Statement shall be cancelled by MPG at such time as the mortgage on the Property is paid in full.

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1.3.	Approvals. Pursuant to applicable statutory provisions, this Agreement shall require the approval of all the MEMBERSHIP, NORTHWAY and stockholders of MPG respectively. The conditions of the applicable statutes of the States of Colorado and New York have been complied with as follows:

(a)	The boards of directors of each of Company have recommended to each Company’s respective membership or shareholders that this Agreement be approved by a vote of each, as attested thereto, and such Agreement has been subsequently thereby approved by a unanimous vote of the board of directors of each Company; and

(b)	This Agreement does not conflict with, or make changes to, the Articles of Incorporation or Organization of either Company, as amended, or the Bylaws or Operating Agreement respectively of either Company.

1.4.	Record Date of Agreement. The record date of the Agreement shall be the Closing Date (as hereinafter defined).

2.	The Closing.
2.1.	Place and Time. The closing of the Agreement shall occur not later than the close of business (EDT) on Wednesday, August 15, 2018, or at such date and time as the parties may agree in writing (the “Closing Date”).
2.2.	Deliveries by NORTHWAY at Closing to MPG. At the Closing, NORTHWAY shall deliver the following:
(a)	a resolution of the MEMBERSHIP in form and substance as agreed to by the parties authorizing and ratifying this Agreement;
(b)	all other documents, instruments and writings required by this Agreement to be delivered by NORTHWAY at the Closing.
2.3.	Deliveries by MPG at Closing to NORTHWAY. At the Closing, MPG shall deliver the following:
(a)	a board of directors’ resolution and an officer’s certificate certifying the shareholder vote approval in form and substance as agreed to by the parties authorizing and ratifying this Agreement;
(b)	all other documents, instruments and writings required by this Agreement to be delivered by MPG at the Closing.

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3.	Conditions to MPG’s Obligations.

The obligations of MPG to effect the Closing shall be subject to the satisfaction, at or prior to the Closing, of the following conditions, any one or more of which may be waived by MPG:

3.1.	No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated hereby; no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on MPG or NORTHWAY if this Agreement is consummated shall be pending.
3.2.	MPG shall have performed and complied in all material respects with the obligations contained in this Agreement.

3.3.	Representations, Warranties and Agreements of MPG.

The representations and warranties of MPG set forth in this Agreement shall be true and complete in all material respects as of the Closing Date, including, but not limited to, the following:

(a)	Organization. MPG is a corporation duly organized, validly existing and in good standing under the laws of Colorado and has all necessary corporate powers to beneficially control and own its properties and to carry on its business as now owned and operated by it, and is duly qualified and registered to do business in the State of Colorado, holding all necessary business permits and certifications required under law and regulation to conduct its business, and is in good standing in each of the political geographic locales where its business requires qualification.

(b)	Certain Agreements. MPG is not in default of any contract, agreement, undertaking or arrangement to which it is bound wherein such default could be reasonably expected to have a Material Adverse Effect (as defined in Section 6) on the business, assets, properties, operations, results of operations, condition (financial or otherwise) or prospects of MPG.

3.4	Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of the Agreement shall have been obtained and shall be in full force and effect.

3.5	Authority and Approval of MPG Directors. The Board of Directors of MPG has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and MPG has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of MPG and is enforceable in accordance with its terms and conditions. The transactions described herein shall be approved by the MPG Board of Directors, which approval shall be delivered at Closing.

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4.	Conditions to NORTHWAY’s Obligations.

The obligations of NORTHWAY to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by MPG:

(a)	No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated hereby; no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on MPG or NORTHWAY if this Agreement is consummated shall be pending.

(b)	NORTHWAY shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement which are required to be performed and/or complied with by it at, or prior to, the Closing.

4.2	Representations, Warranties and Agreements of NORTHWAY.

The representations and warranties of NORTHWAY set forth in this Agreement shall be true and complete in all material respects as of the Closing Date, including, but not limited to, the following:

(a)	Organization. NORTHWAY is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York and has all necessary corporate powers to beneficially control and own its properties and to carry on its business as now owned and operated by it, and is duly qualified and registered to do business in New York State, holding all necessary business permits and certifications required under law and regulation to conduct its business, and is in good standing in each of the political geographic locales where its business requires qualification.

(b)	Certain Agreements. NORTHWAY is not in default of any contract, agreement, undertaking or arrangement to which it is bound wherein such default could be reasonably expected to have a Material Adverse Effect (as defined in Section 6) on the business, assets, properties, operations, results of operations, condition (financial or otherwise) or prospects of NORTHWAY.

4.3.	Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of the Agreement shall have been obtained and shall be in full force and effect.

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4.4.	Authority and Approval of NORTHWAY Directors. The MEMBERSHIP of NORTHWAY has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and NORTHWAY has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of NORTHWAY and is enforceable in accordance with its terms and conditions. The transactions described herein shall be approved by the MEMBERSHIP, which approval shall be delivered at Closing.

5.	Conduct of Business Prior to the Closing.

5.1.	Operation in Ordinary Course. Between the date of this Agreement and the Closing Date, MPG and NORTHWAY shall each conduct its businesses in all material respects in the ordinary course.

5.2.	Corporate Organization. Between the date of this Agreement and the Closing Date, except by mutual written agreement, MPG and NORTHWAY shall not cause or permit any amendment to its respective certificate of organization, bylaws, except that NORTHWAY shall have amended and restated its Operating Agreement as agreed among the parties, and shall not:

(a)	be party to any merger, consolidation or other business combination;

(b)	sell, lease, license or otherwise dispose of any of its properties or assets in an amount which is material to its business or financial condition, except in the ordinary course of business.

5.3.	Notice of Non-Compliance. Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

6.	Definitions.

As used in this Agreement, the following terms have the meanings specified or referred to as follows:

6.1.	“Governmental Body.” Any domestic or foreign national, state or municipal or other local government or multi-national body, or any subdivision, agency, commission or authority thereof.
6.2.“	Material Adverse Effect.” Any change in or effect on the business of a company that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of said company, taken as a whole, except to the extent any such change or effect results from or is attributable to changes in general economic conditions or changes affecting the industry generally in which said company operates (provided that such changes do not affect the Company in a materially disproportionate manner).

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6.3.	“Person.” Any individual, corporation, partnership, joint venture, trust, association, unincorporated organization, other entity, or Governmental Body.
7.	Termination.

7.1.	Termination. This Agreement may be terminated prior to Closing only as follows:

(a)	By written agreement of NORTHWAY and MPG at any time.

(b)	By MPG, by notice to NORTHWAY at any time, if one or more of the conditions specified in Section 3 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1) would otherwise occur or if satisfaction of such a condition is or becomes impossible.

(c)	By NORTHWAY, by notice to MPG at any time, if one or more of the conditions specified in Section 4 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1), would otherwise occur of if satisfaction of such a condition is or becomes impossible.

7.2.	Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, this Agreement shall terminate without any liability or further obligation of any party to another.

8.	Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, (a) if delivered in person or by courier, (b) if sent by nationally recognized overnight delivery service, (c) if mailed by certified or registered mail, postage prepaid, return receipt requested, or (d) if transmitted by facsimile with receipt confirmed, as follows:

a. If to MPG:

Mining Power Group, Inc.

20200 Dixie Highway, Suite 906

Miami, FL 33180

ATTN: Dror Svorai, President and CEO

b. If to NORTHWAY MINING, LLC

Northway Mining, LLC

707 Flats Road

Athens New York 12015

ATTN: Michael Maranda

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or to such other address as the Party to be notified shall have furnished to the other Parties in writing. Any notice given in accordance with the foregoing shall be deemed to have been given, (i) at the time of delivery, when delivered in person or by courier, (ii) one business day after sending by nationally recognized overnight delivery service, (iii) three business days following the date on which it shall have been mailed by certified or registered mail, postage prepaid, return receipt requested, or (iv) at the time of transmittal, when transmitted by facsimile with receipt confirmed.

9.	Miscellaneous.

9.1.	Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.

9.2.	Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this agreement.

9.3.	Choice of Law and Venue. The parties hereto agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be exclusively governed by Florida law without respect to its conflict of law provisions. The parties hereto further agree to submit to personal jurisdiction in the state or federal courts in Miami-Dade County, Florida as such courts shall serve as the exclusive venue for all dispute resolution.

9.4.	Attorney’s Fees. In the event of any court proceeding to enforce the terms hereof or of any dispute hereunder, the prevailing party in such proceeding and/or dispute shall be entitled to recover its expenses associated therewith including, without limitation, reasonable attorneys’ and paralegals’ fees and costs through and including all trial and appellate levels and post-judgment proceedings.

9.5.	No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

9.6.	Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by both parties.

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9.7.	Severability. The provisions of this Agreement are severable and the unenforceability of any provision shall not affect the enforceability of any other provision hereof. In addition, in the event that any provision of this Agreement (or any portion thereof) is determined by a court to be unenforceable as drafted by virtue of the scope, duration, extent or character of any obligation contained herein, the parties acknowledge that it is their intention that such provision (or portion thereof) shall be construed in a manner designed to effectuate the purposes of such provision to the maximum extent enforceable under applicable law.

9.8.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

9.9.	Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided that neither party may assign its rights hereunder without the consent of the other.

9.10.	Survival of Terms and Conditions. All provisions, terms and conditions of this Agreement which by their text specify that they survive, or which need to do so to give full force and effect to their intent and effect, will survive the Closing or any termination of this Agreement, or until such provision, term or condition is fulfilled by the parties so obligated to do so to the satisfaction of the other parties hereto (the “Survival”). Such provisions, terms, and conditions includes, but are not limited to, the representations, warranties, covenants and agreements of the parties in this Agreement or in any instrument, certificate, opinion or other writing connected directly or indirectly to this Agreement.

9.11.	Further Assurances. The parties hereto shall cooperate with one another at reasonable times and on reasonable conditions and shall promptly execute and deliver such instruments and documents as may be reasonably necessary in order to fully carry out the intent and purposes of this Agreement, the relationship contemplated hereunder, and any and all provisions contained herein.

9.12.	No Interpretation Against Drafter. There shall be no rule of interpretation against the drafter in drafting this Agreement. The parties hereto acknowledge they have had ample time to review this Agreement, make or negotiate any changes they deem necessary, and have had the opportunity to review this Agreement with their respective attorneys.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and entered into as of the Closing Date.

“MPG”	“NORTHWAY” and its “MEMBERSHIP”

Mining Power Group, Inc.	Northway Mining, LLC
a Colorado corporation	a New York limited liability company

By: /s/ Dror Svorai	By: /s/ Michael Maranda
Name: Dror Svorai______	Name: Michael Maranda__________
Its: ___President and CEO	Its: ____President________________ By: /s/ Ryan Lehmann____________ Name: _Ryan Lehmann___________ Its: ____Vice President___________

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